UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2012 (February 21, 2012)

HOLLYFRONTIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood, Suite 1300, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (214) 871-3555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2012, the Board of Directors (the “Board”) of HollyFrontier Corporation (“HFC”) approved and adopted a new form of Change in Control Agreement (the “Agreement”), based on the recommendation of the Compensation Committee of the Board. The Agreement will be entered into by HFC’s executives who were executives of Frontier Oil Corporation prior to the merger of Holly Corporation and Frontier Oil Corporation in July 2011 (the “Merger”). Upon entering into the Agreement, the Executive Change in Control Severance Agreement and the Executive Severance Agreement (as amended and restated) (or any other similar agreement) previously entered into between the executive and Frontier Oil Corporation (and assumed by HFC) will be terminated and of no effect.

The term of Agreement is generally three years from the date the Agreement is entered into; provided, however, that the term of the Agreement will be automatically extended for an additional two year period on the second anniversary of the date of the Agreement and any anniversary thereafter, unless the Board cancels the Agreement by giving notice to the employee at least 60 days prior to initial two year anniversary of the date of the Agreement and any anniversary thereafter.

The Agreement provides that if, during the period beginning six months preceding a “Change in Control” and ending on the two year anniversary of a “Change in Control,” the employee is terminated without “Cause,” leaves voluntarily for “Good Reason” (as each such term is defined in the Agreement), or is terminated as a condition of the occurrence of the transaction constituting the “Change in Control,” the employee will receive the following cash severance amounts paid by HFC: (i) a cash payment equal to the employee’s accrued and unpaid salary, reimbursement of expenses, and accrued vacation pay, and (ii) a lump sum amount equal to the multiple applicable to the employee’s pay grade specified in the table below (determined based on the employee’s designated pay grade in effect immediately prior to the employee’s date of termination (or, if higher, prior to any “Good Reason” occurrence triggering the employee’s termination)) times (A) the employee’s annual base salary as of his date of termination or the date immediately prior to the “Change in Control,” whichever is greater, and (B) the employee’s annual bonus amount, calculated as the average annual bonus paid to the employee for the prior three years. The Merger constitutes a “Change in Control” for purposes of the Agreement and, therefore, upon a qualifying termination prior to July 2013 eligible employees will be entitled to severance benefits under the Agreement. The applicable multiplier will be determined based on the employee’s pay grade classification in accordance with the following chart:

September 30,
Pay Grade	Severance Multiple
Pay Grade 38	3x
Pay Grade 37	2x
Pay Grade 36	1.75x
Pay Grade 35	1.5x
Pay Grade 34	1x

In addition, the employee (and the employee’s dependents, as applicable) will receive a continuation of the employee’s medical and dental benefits for one year following the later of the date of the employee’s termination of employment or the “Change in Control.” All payments and benefits due under the Agreement are conditioned on execution and nonrevocation by the employee of a release in the form attached to the Agreement.

Except to the extent an award agreement between HFC and the employee provides to the contrary, all outstanding equity-based compensation awards of HFC (other than awards intended to constitute “performance based compensation,” within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), granted to the employee who was determined to be reasonably likely to be a “covered employee,” within the meaning of section 162(m) of the Code when the award was granted (a “162(m) Award”)) shall become immediately vested (and in the case of performance awards that are not 162(m) Awards, the maximum performance level shall be deemed to have been achieved at such time), nonforfeitable, settleable (to the extent such settlement

1

would not result in additional taxes under section 409A of the Code) and, if applicable, exercisable. Any 162(m) Award will not be forfeited, but will continue to remain outstanding for the remainder of the performance period to which such 162(m) Award is subject and will, following the completion of the performance period, become vested and nonforfeitable, if at all, upon and in accordance with the achievement of the performance criteria established with respect to the 162(m) Award.

If (a) amounts payable to the employee under the Agreement (or pursuant to any other arrangement or agreement with HFC that are payable as a result of a change in ownership or control) (collectively, the “Payments”) would be subject to the excise tax imposed by the Code, (b) the aggregate present value of the Payment equals or exceeds an amount equal to three times the employee’s “Base Amount” (as defined in section 280G of the Code), and (c) if the amount of the Payment would need to be reduced by 10% or more of its total value in order to equal an amount less than three times the “Base Amount,” then the employee shall be entitled to receive an additional payment from HFC such that the net amount retained by the employee, after deduction of the excise tax on the Payment and any federal, state and local income tax and the excise tax on the additional payment, and any interest, penalties or additions to tax payable by the employee with respect thereto, shall be equal to the total present value of the Payment at the time such Payment is to be made. If after a reduction of less than 10% of its total value, the Payment equals an amount less than three times the “Base Amount,” then the Payment will be reduced accordingly and the employee will not be entitled to any additional payment. HFC will also reimburse the employee for any increased net federal, state and local income tax incurred directly or indirectly by the Employee as a result of the failure of any payment pursuant to the Agreement to comply with section 409A of the Code. The foregoing provisions of the Agreement relating to the payment of certain taxes owed on the Payment will terminate on the third anniversary of the effective date of the Agreement, unless a “Change in Control” occurs prior to such time.

The pay grade classifications correspond to the following titles:

Pay Grade	Title
Pay Grade 38	Chief Executive Officer and Executive Chairman
Pay Grade 37	Executive Vice President
Pay Grade 36	Senior Vice President
Pay Grade 35	Vice President and numerous other titles as determined by management from time to time
Pay Grade 34	Numerous titles as determined by management from time to time

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	HollyFrontier Corporation Form of Change in Control Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Doug S. Aron
Name: Doug S. Aron
Title: Executive Vice President and Chief Financial Officer

Date: February 23, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	HollyFrontier Corporation Form of Change in Control Agreement.